Exhibit 10.2

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ATLAS SAND OPERATING, LLC

a Delaware Limited Liability Company

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Atlas Sand Operating, LLC, a Delaware limited liability company (the “Company”), dated as of October 2, 2023 (the “Effective Date”), is adopted, executed and agreed to by the Members (as defined below). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Existing LLC Agreement (as defined below).

WHEREAS, the Company was formed pursuant to the filing of a Certificate of Formation with the Secretary of State of the State of Delaware effective on November 18, 2022, in accordance with the provisions of the Act (as defined below), and is currently governed by that certain Amended and Restated Limited Liability Company Agreement, dated March 8, 2023 (the “Existing LLC Agreement”);

WHEREAS, this Agreement is being entered into pursuant to and in connection with the consummation of the transactions contemplated by that certain Master Reorganization Agreement, dated as of July 31, 2023 (the “Reorganization Agreement” and, such transactions, the “Reorganization”), by and among the Company, Atlas Energy Solutions Inc., a Delaware corporation (“Atlas”), New Atlas HoldCo Inc., a Delaware corporation (“New Atlas”), AESI Merger Sub Inc., a Delaware corporation, Atlas Operating Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and Atlas Sand Holdings, LLC, a Delaware limited liability company;

WHEREAS, in connection with the consummation of the Reorganization on the Effective Date, among other things, (a) Merger Sub merged with and into the Company, with the Company surviving such merger as a subsidiary of the Members, (b) Atlas changed its name from “Atlas Energy Solutions Inc.” to “AESI Holdings Inc.” (as used herein, the term “AESI Holdings” refers to Atlas at times following consummation of the Reorganization) and (c) New Atlas changed its name from “New Atlas HoldCo Inc.” to “Atlas Energy Solutions Inc.”; and

WHEREAS, the Members desire to enter into this Agreement in order to amend and restate the Existing LLC Agreement in connection with the Reorganization, with this Agreement to supersede the Existing LLC Agreement in its entirety effective on the Effective Date and at such time as is provided under the terms of the Reorganization Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows.

1. Formation. The Company was formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”).

2. Term. The Company shall have perpetual existence unless dissolved in accordance with Section 10 of this Agreement.

3. Purposes. The purposes of the Company shall be to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

4. Members. As of the Effective Date, the members of the Company (each, a “Member” and, collectively, the “Members”) are AESI Holdings and New Atlas.

5. Units; Percentage Interests. The Company shall have a single class of membership interests designated as “Units.” Each Member’s ownership of Units in relation to the total outstanding Units of the Company is referred to herein as such Member’s “Percentage Interest.” As of the Effective Date, AESI Holdings owns 57,741,815 Units, and New Atlas owns 42,258,185 Units. Following the Effective Date, the Company shall update its books and records from time to time to reflect any transfers or additional issuances of Units. The Company shall be authorized to issue from time to time such additional number of Units as the Managing Member (as defined below) may determine.

6. Contributions. Without creating any rights in favor of any third party, the Members may, from time to time, make contributions of cash or property to the capital of the Company but shall have no obligation to do so.

7. Capital Accounts; Allocations.

(a) Capital Accounts. The Managing Member shall establish and maintain a separate capital account in accordance with the requirements of Section 704(b) of Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations Section 1.704-1(b)(2)(iv) (the “Capital Account”) for each Member in the Company’s books of account.

(b) Book Allocations of Profits and Losses. After giving effect to the allocations under Section 7(c), all items of income, profit, gain, loss, deduction and credit of the Company for each tax period shall be allocated among the Members in such a manner as shall cause the Capital Accounts of the Members (as adjusted to reflect all allocations under Section 7(c) and all distributions through the end of such tax period) to equal, as nearly as possible, the amount such Members would receive if all assets of the Company on hand at the end of such tax period were sold for cash equal to their Code Section 704(b) book values, all liabilities of the Company were satisfied in cash in accordance with their terms, and all remaining or resulting cash were distributed to the Company under Section 8, as reasonably determined by the Managing Member.

(c) Regulatory Allocations. Allocations of individual items of income and gain will be made in accordance with the “minimum gain chargeback,” “partner nonrecourse debt minimum gain chargeback,” and “qualified income offset” provisions of the Treasury Regulations promulgated under Section 704(b) of the Code.

(d) Tax Allocations. Except as otherwise provided herein, each item of income, profit, gain, loss, deduction and credit of the Company shall be allocated among the Members in the same manner as set forth in Sections 7(b) and 7(c); provided, however, that (a) in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, with respect to any property that has a variance between its book basis for capital account purposes and its adjusted tax basis, the income, gain, loss and deduction with respect to such property shall, solely for tax purposes, be allocated among the Members so as to take into account such variation pursuant to any permissible allocation method described in Treasury Regulations Section 1.704-3 as is determined by the Managing Member in its sole discretion, and (b) any such allocations made pursuant to this Section 7(d) are solely for purposes of federal income taxation and shall not affect any Member’s Capital Account or right to receive distributions under this Agreement.

(e) The provisions of this Section 7 are intended, and shall be construed, and, if necessary, modified by the Managing Member in its sole discretion to cause the allocations of profits, losses, income, gain, deductions, credits and other tax items pursuant to this Section 7 to have substantial economic effect under the Code and the Treasury Regulations promulgated under Section 704(b) of the Code (or the equivalent thereof within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(i)). This Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligating any Member or its assignees or successors in interest to make a capital contribution to the Company.

8. Distributions. Distributions (including, without limitation, liquidating distributions) made by the Company shall be distributed to the Members solely at such times and in such amounts as the Managing Member shall determine and shall be allocated to the Members in accordance with their respective Percentage Interests.

9. Management. AESI Holdings shall be the sole managing member of the Company (the “Managing Member”). Except as otherwise required by applicable law, (a) the Managing Member shall have full and complete charge of all affairs of the Company, (b) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and the Managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) in its sole discretion without the consent of any other Member, and (c) the Members other than the Managing Member (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.

10. Officers.

(a) General. The Managing Member may designate one or more persons to be officers of the Company. Officers are not “managers” as that term is used in the Act. Any officers who are so designated shall have such titles and authority and perform such duties as the Managing Member may delegate to them. The salaries or other compensation, if any, of the officers of the Company shall be fixed by the Managing Member. Any officer may be removed as such, either with or without cause, by the Managing Member. Designation of an officer shall not of itself create contract rights.

(b) Titles. To the extent appointed by the Managing Member, the officers of the Company may be a Chief Executive Officer, President, a Secretary, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer and such other officers as the Managing Member may from time to time elect or appoint. Any number of offices may be held by the same person.

11. Dissolution. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Managing Member may elect. No other event will cause the Company to dissolve.

12. Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

13. Amendments. This Agreement may be modified, altered, supplemented or amended at any time by a written agreement executed and delivered by the Managing Member.

14. Liability. The Members, including any of their officers or members, and the officers of the Company shall not have any liability for the obligations, debts or liabilities of the Company, except to the extent required in the Act.

15. Indemnity; Exculpation.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended (provided, that no such amendment shall limit a Covered Person’s rights to indemnification hereunder with respect to any actions or events occurring prior to such amendment except to the extent required by a non-waivable and non-modifiable provision of applicable Law), any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Manager entitled to indemnification under the Existing LLC Agreement, a Member, an Officer, the Managing Member or the Company Representative or is or was serving at the request of the Company as a member, director, officer, trustee, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a member, director, officer, trustee, employee or agent, or in any other capacity while serving as a member, director, officer, trustee, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such Proceeding, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgements and agreements set forth in this Agreement, (x) such Covered Person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing or a bad faith violation of this Agreement or (y) such Covered Person would not be so entitled to be indemnified and held harmless if the Company were a corporation organized under the laws of the State of Delaware that indemnified and held harmless its directors, officers, employees and agents to the fullest extent permitted by Section 145 of the Delaware General Corporation Law as in effect on the date of this Agreement (but including any expansion of rights to indemnification thereunder from and after the date of this Agreement). The Company shall, to the fullest extent not prohibited by applicable Law as it presently exists or may hereafter be amended (provided, that no such amendment shall limit a Covered Person’s rights to indemnification hereunder with respect to any actions or events occurring prior to such amendment except to the extent required by a non-waivable and non-modifiable provision of applicable Law), pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that the Covered Person is not entitled to be indemnified under this Section 14 or otherwise. The rights to indemnification and advancement of expenses under this Section 14 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a member, director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 14, except for Proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify and advance expenses to a Covered Person in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Managing Member. If this Section 14(a) or any portion of this Section 14(a) shall be invalidated on any ground by a court of competent jurisdiction the Company shall nevertheless indemnify each Covered Person as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Section 14(a) that shall not have been invalidated.

(b) Subject to other applicable provisions of this Section 14, to the fullest extent permitted by applicable Law, the Covered Persons shall not be liable to the Company, any Subsidiary, any director, any Member or any holder of any equity interest in any Subsidiary by virtue of being a Covered Person or for any acts or omissions in their capacity as a Covered Person or otherwise in connection with the Company, this Agreement or the business and affairs of the Company and its Subsidiaries unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such losses or liabilities were the result of conduct in which such Covered Person breached the terms of this Agreement or any duties owed to the Company or the Members.

16. Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts any may delivered by email or other electronic means. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned, being the Members, have caused this Agreement to be duly executed effective as of the date first set forth above.

MANAGING MEMBER:

AESI HOLDINGS INC.

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Financial Officer

MEMBER:

ATLAS ENERGY SOLUTIONS INC.

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Financial Officer

SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ATLAS SAND OPERATING, LLC